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                                                                     EXHIBIT 2.2


                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER


                  THIS FIRST AMENDMENT (the "Amendment") to the AGREEMENT AND PLAN OF MERGER, dated as of December 4, 1997 (the "Merger Agreement") is entered into as of the 2nd day of February, 1998 by and among WHEELS SPORTS GROUP, INC., a North Carolina corporation (the "Company"), RACING CHAMPIONS CORPORATION, a Delaware corporation ("Parent"), and WSG ACQUISITION, INC., a North Carolina corporation and a wholly owned subsidiary of Parent ("Acquisition").

                                   RECITAL

                  The Company, Parent and Acquisition mutually desire to amend the Merger Agreement in the manner set forth in this Amendment.

                                 AGREEMENTS

                  In consideration of the recital and the agreements set forth in the Merger Agreement as amended hereby, the parties agree:

                  1. Section 6.01(d)(vii) of the Merger Agreement is amended to read in its entirety as follows:

                     (vii) Parent shall have given written notice to the Company not later than February 10, 1998 specifying that Parent, upon completion by Parent and its representatives of a due diligence investigation of the Company and its subsidiaries, is not reasonably satisfied as to the operations of the Company and its subsidiaries and their respective businesses, assets and prospects.

                  2. Except as amended by this Amendment, the Merger Agreement remains in effect, unchanged and binding upon the parties thereto.

                  3. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.


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                  4. The Amendment shall be governed by and construed in
accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

                                         RACING CHAMPIONS
                                         CORPORATION

                                         BY /s/ Curtis W. Stoelting
                                            ------------------------------------
                                            Curtis W. Stoelting, Vice President-
                                            Finance and Operations and Secretary

                                         WSG ACQUISITION, INC.

                                         BY /s/ Curtis W. Stoelting
                                            ------------------------------------
                                            Curtis W. Stoelting, Vice President,
                                            Treasurer and Secretary

                                         WHEELS SPORTS GROUP, INC.

                                         BY  /s/ Howard L. Correll, Jr.
                                             -----------------------------------
                                             Howard. L. Correll, Jr., President




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